UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2011, the Federal Housing Finance Agency (“FHFA”), the Conservator of Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), issued a press release announcing that Freddie Mac directors John A. Koskinen and Robert R. Glauber have reached the previously established mandatory retirement age, as set forth in FHFA’s corporate governance regulation and Freddie Mac’s Corporate Governance Guidelines, and will be stepping down from the Board at the expiration of their current terms.

In anticipation of these retirements and to promote a smooth transition, FHFA also announced that Christopher S. Lynch, a Freddie Mac director and the Chairman of the Board’s Audit Committee since December 2008, will assume the role of Non-Executive Chairman of the Board, commencing with the Board’s next regularly scheduled meeting in December 2011.

In addition, FHFA announced that Charles E. Haldeman, Jr., Freddie Mac’s Chief Executive Officer and a member of the Board since August 2009, has expressed his desire to step down from those positions in the coming year. FHFA’s announcement indicates that Acting Director Edward J. DeMarco has asked Mr. Koskinen and Mr. Lynch to work with the other members of the Board and with FHFA on developing a succession plan for the position of Chief Executive Officer, and that the Board will begin that process shortly. According to FHFA’s announcement, Mr. Haldeman has assured the Board and FHFA of his commitment to remain as Chief Executive Officer until the transition has taken place.

A copy of the press release issued by FHFA on October 26, 2011 regarding these developments is attached as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

  (d)  Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release, dated October 26, 2011, issued by FHFA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ John R. Dye

John R. Dye
SVP — Interim General Counsel & Corporate Secretary

Date: October 26, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated October 26, 2011, issued by FHFA